UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 19, 2011
Merrill Lynch & Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)	1-7182 (Commission File Number)	13-2740599 (IRS Employer Identification No.)

Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina (Address of principal executive offices)	28255 (Zip Code)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
On May 19, 2011, Merrill Lynch & Co., Inc. (the “Company”), Merrill Lynch Group, Inc., a direct wholly-owned subsidiary of the Company (“Merrill Lynch Group”), and BlackRock, Inc. (“BlackRock”) entered into a Stock Repurchase Agreement, dated as of May 19, 2011 (the “Repurchase Agreement”). In accordance with the terms of the Repurchase Agreement, Merrill Lynch Group has agreed to sell to BlackRock and BlackRock has agreed to repurchase 13,562,878 shares of Series B non-voting convertible participating preferred stock, par value $0.01 per share, of BlackRock (the “Series B Preferred Stock”), for a purchase price of $187.65 per share (the “Repurchase Transaction”). The Repurchase Transaction is currently expected to close on June 1, 2011, subject to customary closing conditions (the “Closing Date”). The Repurchase Agreement contains customary representations and warranties on the part of parties thereto and other customary terms.
On the Closing Date, Merrill Lynch Group is expected to receive proceeds of approximately $2.5 billion resulting in a pre-tax gain of approximately $375 million from the sale of the Series B Preferred Stock.
At March 31, 2011, the Series B Preferred Stock owned by Merrill Lynch Group represented an approximately 7% economic interest in BlackRock. Upon completion of the Repurchase Transaction, Merrill Lynch Group will cease to own any remaining shares of the Series B Preferred Stock.
The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

Forward Looking Statements
Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events, including the completion of the Repurchase Transaction, the Closing Date and the proceeds and pre-tax gain expected to result from the Repurchase Transaction. These statements are not guarantees and involve certain risks, uncertainties and assumptions that are difficult to predict and often are beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, the forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks: the closing of the Repurchase Transaction, including the satisfaction of the customary closing conditions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
1.1	Stock Repurchase Agreement, dated as of May 19, 2011, by and among Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc. and BlackRock, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.
By:	/S/ PETER D. TAUBE
Peter D. Taube
Chief Accounting Officer and Controller

Date: May 19, 2011

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
1.1	Stock Repurchase Agreement, dated as of May 19, 2011, by and among Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc. and BlackRock, Inc.